Execution Version

Datawatch Corporation

2,018,250 Shares*

Common Stock

($0.01 par value per share)

______________________

Underwriting Agreement

February 12, 2014

Canaccord GENUITY Inc.

99 High Street, Suite 1200

Boston, MA 02110

WILLIAM BLAIR & COMPANY, L.L.C.

222 West Adams Street, Suite 3400

Chicago, IL 60606

As representatives of the several Underwriters named in Schedule I hereto

Dear Sirs:

Datawatch Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”) for whom Canaccord Genuity Inc. and William Blair & Company, L.L.C. are acting as representatives (in such capacity, the “Representatives”), an aggregate of 1,755,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 263,250 additional shares (the “Optional Shares”), of common stock, par value $0.01 per share, of the Company (“Common Stock”). The Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the “Shares.”

1. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-3 (File No. 333-191425) (as amended by any pre-effective amendments, the “Initial Registration Statement”) in respect of certain securities of the Company, including the Shares, has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement including post-effective amendments thereto, each in the form heretofore delivered to the Representatives and, excluding exhibits thereto, but including all documents incorporated by reference in the prospectus contained therein, delivered to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement, as amended by post-effective amendments described in the first clause, or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits to the foregoing (including any exhibits incorporated by reference) and (i) including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof or the Rule 462(b) Registration Statement, if any, at the time it became effective, and (ii) the documents incorporated by reference in the Preliminary Prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of such Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; the term “Pricing Prospectus” as used herein means the Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as hereinafter defined); any reference herein to “Issuer Free Writing Prospectus” refers to any “issuer free writing prospectus” as defined in Rule 433 under the Act; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be;

* Includes 263,250 shares subject to an option to purchase additional shares to cover over-allotments.

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(ii) For the purposes of this Agreement, the “Applicable Time” is 6:00 p.m. (Eastern Time) on the date of this Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses, if any, and other information conveyed to purchasers of the Shares at or prior to the Applicable Time and other documents listed on Schedule II(a) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus listed on Schedule II(b) hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iv) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus, when they were filed with the Commission or when the Registration Statement became effective, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(v) The Registration Statement and all Preliminary Prospectuses conform, and the Prospectus and any further amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement, any Preliminary Prospectus and the Prospectus do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, as of the applicable filing date as to any Preliminary Prospectus, and as of the applicable filing date and the applicable Time of Delivery (as hereinafter defined) as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any Preliminary Prospectus or the Prospectus or any supplement thereto, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

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(vi) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder which have not been described in, or filed as exhibits to, or incorporated by reference in the Registration Statement, as required; the contracts so described in the Pricing Prospectus and the Prospectus to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or its subsidiaries, constitute valid and binding agreements of the Company or its subsidiaries and are enforceable against the Company or its subsidiaries in accordance with their respective terms, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally, (y) general principles of equity, whether considered in a proceeding at law or in equity and (z) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained therein (collectively, (x), (y) and (z) are referred to herein as the “Enforcement Limitation”), and, to the Company’s knowledge, such contracts are enforceable in accordance with their respective terms by the Company against the other parties thereto, except as such enforceability may be limited by the Enforcement Limitations, and such contracts are in full force and effect on the date hereof, unless terminated as described in the Registration Statement; and neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any other party thereto, is in breach of or default under any of such contracts, except for such breaches or defaults that will not result in a material adverse change in the general affairs, business, assets, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Change”);

(vii) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus or that did not have a Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (i) there has not been any change in the capital stock or long term debt of the Company or any of its significant subsidiaries as such term is defined in Rule 1-02(w) of Regulation S-X (each a “Significant Subsidiary”) (other than the issuance of Common Stock pursuant to the exercise of warrants or options, in each case pursuant to contractual obligations existing on the date thereof and disclosed in the Pricing Prospectus and Prospectus or the issuance of stock options or restricted stock under the Company’s existing equity incentive plans) (ii) there has not been any Material Adverse Effect or any development involving a prospective Material Adverse Effect, and (iii) the Company or its subsidiaries have not entered into any transaction or incurred any obligation that in each case is material to the Company and its subsidiaries taken as a whole outside of the ordinary course of business, otherwise than as set forth in the Pricing Prospectus;

(viii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all other tangible properties and assets described in the Pricing Prospectus as owned by them and which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, charges, claims, encumbrances or restrictions, except such as (i) are described in the Pricing Prospectus or (ii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; any real property and buildings held under lease by the Company and its subsidiaries which are material to the business of the Company and its subsidiaries taken as a whole are held by them under valid and subsisting leases, enforceable against the Company or the subsidiary party thereto and, to the Company’s knowledge, against the other parties thereto, except for (x) such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries and (y) with respect to the enforceability thereof, as such enforceability may be limited by the Enforcement Limitation; the Company and its subsidiaries own or lease all such properties as are necessary to its operations as now conducted;

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(ix) Each of the Company and its Significant Subsidiaries has been duly incorporated or formed and is validly existing as an entity in good standing (to the extent such concepts are applicable under such laws) under the laws of its respective jurisdiction of organization, each with full power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Pricing Prospectus, and each has been duly qualified as a foreign entity for the transaction of business and is in good standing (to the extent such concepts are applicable under such laws) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect;

(x) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus, and all the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non assessable and conform to the descriptions thereof contained or incorporated by reference in the Pricing Prospectus and the Prospectus; all of the issued shares of capital stock of each Significant Subsidiary (i) have been duly and validly authorized and issued, are fully paid and non assessable and (ii) except as disclosed in the Pricing Prospectus and the Prospectus, are owned by the Company, free and clear of all liens, encumbrances, equities or claims; except for issuances of stock options and restricted stock from equity plans existing as of the date hereof or as otherwise disclosed in or contemplated by the Pricing Prospectus and the Prospectus and the consolidated financial statements of the Company, and the related notes thereto, contained or incorporated by reference in the Pricing Prospectus and the Prospectus, neither the Company nor any Significant Subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations; and the description of the Company’s options or other rights granted and exercisable thereunder set forth in the Pricing Prospectus and the Prospectus accurately and fairly presents in all material respects the information required by the Act and the published rules and regulations of the Commission thereunder to be shown with respect to such options and rights;

(xi) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained or incorporated by reference in the Pricing Prospectus and the Prospectus; no preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement; except as disclosed in the Pricing Prospectus and Prospectus, and as set forth in the Registration Statement, no stockholder of the Company has any right, which has not been waived, to require the Company to register the sale of any shares of capital stock owned by such stockholder under the Act in the public offering contemplated by this Agreement; and no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein;

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(xii) The Company has full corporate power and authority to enter into this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforcement Limitation;

(xiii) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (b) result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company as currently in effect or (c) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in each case of (a) and (c) to the extent that such conflict, breach, violation or default would not reasonably be expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the approval of the listing of the Shares on The NASDAQ Capital Market (which is subject only to notice of the issuance of the Shares), the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the bylaws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriters;

(xiv) Neither the Company nor any of its Significant Subsidiaries is in violation of its respective organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound, except to the extent that such default would not reasonably be expected to result in a Material Adverse Change;

(xv) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, and in the Pricing Prospectus and the Prospectus under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xvi) There are no material legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters against the Company or any of its subsidiaries; no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court or regulatory body;

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(xvii) The Company and its subsidiaries possess all licenses, certificates, authorizations or permits issued by the appropriate governmental or regulatory agencies or authorities that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted and are in compliance therewith in all material respects except where the failure to possess or comply with any such licenses, certificates, authorizations or permits is not reasonably likely to result in a Material Adverse Change; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit;

(xviii) The Company and its subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, including, without limitation, those relating to occupational safety and health, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, those relating to the storage, handling or transportation of hazardous or toxic materials (collectively, “Environmental Laws”) and (ii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval relating thereto. The Company, in its reasonable judgment, has concluded that any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(xix) McGladrey LLP, who have reviewed certain financial statements of the Company or its subsidiaries (including acquired companies), are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and have been appointed by an Audit Committee comprised entirely of independent directors of the Board of Directors of the Company; Marcum LLP, who have audited certain financial statements of the Company or its subsidiaries (including acquired companies), are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and were appointed by an Audit Committee comprised entirely of independent directors of the Board of Directors of the Company;

(xx) The consolidated financial statements and schedules of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Pricing Prospectus present fairly in all material respects the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and cash flows of the Company for the respective periods covered thereby (except, in the case of the unaudited financial statements, for normal and recurring year-end adjustments); such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis except as set forth therein, in the case of the audited financial statements, as certified by the independent public accountants named in paragraph (xix) above; no other financial statements or schedules with respect to the Company are required to be included or incorporated by reference in the Registration Statement; and the selected financial data set forth in the Pricing Prospectus under the caption “Summary Financial Data” fairly presents in all material respects the information set forth therein on the basis stated in the Registration Statement;

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(xxi) The pro forma financial information set forth in the Registration Statement and the Pricing Prospectus reflects, in all material respects, subject to the limitations set forth in the Registration Statement and the Pricing Prospectus as to such pro forma financial information, the results of operations of the Company and its consolidated subsidiaries purported to be shown thereby for the periods indicated and conforms to the requirements of Regulation S-X of the rules and regulations of the Commission under the Act, and the Company believes (i) the assumptions underlying the pro forma adjustments are reasonable, (ii) that such adjustments have been properly applied to the historical amounts in the compilation of such pro forma statements and notes thereto, and (iii) that such statements and notes thereto present fairly, in all material respects, with respect to the Company and its consolidated subsidiaries, the pro forma financial position and results of operations and the other information purported to be shown therein at the respective dates or for the respective periods therein specified;

(xxii) The Company and its subsidiaries own, or possess and/or have been granted valid and enforceable licenses for, all registered patents, patent applications, trademarks, trademark applications, tradenames, servicemarks and copyrights necessary to the conduct of the business of the Company and its subsidiaries as such business is described in the Pricing Prospectus (collectively, the “Registered Intellectual Property”). The Company has no knowledge of any infringement or misappropriation by third parties of any of the Registered Intellectual Property, or any material inventions, manufacturing processes, formulae, trade secrets, know-how, unregistered trademarks, and other intangible property and assets necessary to the conduct of its business as such business is described in the Pricing Prospectus (collectively, the “Other Intellectual Property,” and together with the Registered Intellectual Property, the “Intellectual Property”), nor is there any pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights of title or other interest in or to any Intellectual Property. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity and scope of any Intellectual Property. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its products or processes or the Intellectual Property infringe or otherwise violate any patent, trademark, servicemark, copyright, trade secret or other proprietary right of others and the Company is unaware of any facts which would form a reasonable basis for any such claim. The Company is not aware of (a) any grounds for an interference proceeding before the United States Patent and Trademark Office in relation to any of the patents or patent applications currently owned by the Company, or (b) any facts which would bar the grant of a patent from each of the patent applications described in the Pricing Prospectus. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any current or former employee, consultant or agent of the Company seeking either ownership rights to any Intellectual Property or compensation from the Company for any Intellectual Property made by such employee, consultant or agent in the course of his/her employment with the Company or otherwise. There is no act or omission by the Company or its agents or representatives of which the Company has knowledge that may render any patent or patent application within the Intellectual Property unpatentable, unenforceable or invalid. The Pricing Prospectus fairly and accurately describes in all material respects the Company’s rights with respect to the Intellectual Property;

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(xxiii) The Company and each of its Significant Subsidiaries have filed all material federal, state and foreign income and franchise tax returns or has duly obtained extensions of time for the filing thereof, each of which has been true and correct in all material respects, and have paid all taxes shown as due thereon; and the Company has no knowledge of any material tax deficiency which has been asserted or threatened against the Company or any of its Significant Subsidiaries;

(xxiv) The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxv) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts which it deems adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism, all of which insurance is in full force and effect in all material respects;

(xxvi) The Company has not taken and will not take, directly or indirectly through any of its directors, officers or controlling persons, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xxvii) The Common Stock of the Company has been registered pursuant to Section 12(b) of the Exchange Act and the Company has filed or will file an application to list the Shares on The NASDAQ Capital Market;

(xxviii) There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Pricing Prospectus which have not been described as required;

(xxix) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

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(xxx) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxxi) The principal executive officer (or its equivalent) and principal financial officer (or its equivalent) of the Company have duly made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission; the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to provide reasonable assurance that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective at the reasonable assurance level to perform the functions for which they were established;

(xxxii) The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act applicable to the Company and all rules and regulations promulgated thereunder that are currently in effect, and, to the extent applicable, is implementing the provisions thereof in accordance therewith;

(xxxiii) As of the time of filing of the Registration Statement, the Company was not, and the Company on the date of this Agreement is not, an “ineligible issuer” as defined in Rule 405 under the Act;

(xxxiv) Without the prior consent of the Representatives, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and any free writing prospectus, the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) or II(b) hereto;

(xxxv) The Company has complied and will comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(xxxvi) The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Act and the rules and regulations adopted by the Commission thereunder;

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(xxxvii) The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates other than any such event for which the 30-day notice period has been waived or which would not reasonably be expected to result in a Material Adverse Change. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that would be material to the Company and its subsidiaries, taken as a whole. Neither the Company, its subsidiaries nor any of their ERISA Affiliates, taken as a whole, has incurred any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified;

(xxxviii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(xxxix) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xl) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

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(xli) The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources; and

(xlii) Other than as contemplated by this Agreement or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

2. Shares Subject to Sale. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions of this Agreement:

(a) The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the First Time of Delivery (as hereinafter defined), at a purchase price per share of $26.79, the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined in each case by multiplying the aggregate number of Shares to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company; and

(b) In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the Second Time of Delivery (as hereinafter defined), at the purchase price per share set forth in clause (a) of this Section 2, that number of Optional Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the number of Optional Shares as to which such election shall have been exercised by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants, severally and not jointly, to the Underwriters the right to purchase at their election up to 263,250 Optional Shares, at the purchase price per share set forth in clause (a) of this Section 2, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company and shall be made on the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions of this Agreement. Any such election to purchase Optional Shares may be exercised only by written notice (the “Election Notice”) from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

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3. Offering. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters will offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. Closing. If physical certificates are requested by the Representatives, certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of same day funds to the account specified by the Company, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefore, all at the office of Canaccord Genuity Inc., 99 High Street, 11th Floor, Boston, Massachusetts 02110. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on February 19, 2014 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the Election Notice, or at such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.” If physical certificates are requested by the Representatives, such certificates will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at such location as the Representatives may specify. If the Underwriters so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts at the Depository Trust Company designated by the Representatives

5. Covenants of the Company. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the rules and regulations of the Commission under the Act, to make no further amendment or any supplement to the Registration Statement, the Pricing Prospectus or Prospectus which shall be reasonably disapproved by the Representatives promptly giving reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Pricing Prospectus or the Prospectus or any amended Pricing Prospectus or Prospectus has been filed and to furnish the Representatives copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Pricing Prospectus or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

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(b) The Company will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act;

(c) Promptly, from time to time, to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to any material tax in any jurisdiction;

(d) To furnish the Underwriters with copies of each Issuer Free Writing Prospectus, any Preliminary Prospectus and the Prospectus in such quantities as the Underwriters may from time to time reasonably request to satisfy their respective delivery obligations in respect thereof, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Underwriters’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Underwriters may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its security holders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the full fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

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(f) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Shares, without the prior written consent of the Representatives other than (i) the sale of the Shares to be sold by the Company hereunder, (ii) the issuance of shares of Common Stock pursuant to the exercise of warrants or options, the vesting of restricted stock units or the conversion of notes, in each case pursuant to contractual obligations existing on the date hereof or existing equity incentive plans and disclosed in the Pricing Prospectus and Prospectus and (iii) the grant of options, restricted stock, restricted stock units and other equity-based incentive awards pursuant to the Company’s existing benefit plans; notwithstanding the foregoing, to the extent the Representatives are at such time providing research coverage to the Company and subject to the restrictions set forth in FINRA Rule 2711(f)(4), then if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the restrictions imposed above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriter waives such extension in writing; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Act, and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act;

(g) To the extent required by law, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its consolidated subsidiaries certified by independent public accountants) and to make available (within the meaning of Rule 158(b) under the Act) as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first such fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that the Company’s timely filing of quarterly and annual reports under the Exchange Act shall satisfy its obligations under this Section 5(g);

(h) To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) or otherwise publicly available, during a period of three years from the effective date of the Registration Statement, to furnish to the Underwriters upon reasonable request therefor, copies of all reports or other communications (financial or other) furnished to stockholders generally, and deliver upon such request to the Underwriters. as soon as practicable following such reports or other communications are made available to stockholders, copies thereof;

(i) To use the net proceeds acquired by it from the sale of the Shares in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds” and in a manner such that the Company will not become an “investment company” as that term is defined in the Investment Company Act;

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(j) To use its best efforts to list, subject to notice of issuance, the Shares on The NASDAQ Capital Market;

(k) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(l) To give prompt notice to the Representatives if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, and, if reasonably requested by the Representatives, to prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; and

(m) If the Company elects to rely upon Rule 462(b) under the Act, to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Act by 10:00 P.M. (Eastern Time), on the date of this Agreement, and at the time of filing to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

6. Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act, all reasonable and documented out-of-pocket expenses incurred by the Underwriters in connection with the sale of the Shares (including all reasonable and documented fees and expenses of the Underwriters’ legal counsel up to an aggregate amount not to exceed $115,000, and the cost of reproducing any Agreement Among Underwriters, this Agreement, the Blue Sky Memorandum), and all other expenses in connection with the preparation, printing and filing of each Issuer Free Writing Prospectus and the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of reproducing other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses and filing fees in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof, if applicable, and securing any required review by FINRA of the terms of the sale of the Shares; (iv) all fees and expenses in connection with listing the Shares with The NASDAQ Global Market; (v) the cost of preparing stock certificates, if any; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 6, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, except as set forth above, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

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7. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, to the condition (which condition may be waived by the Underwriters) that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the statements of the Company and its officers made in any certificate delivered pursuant to this Agreement shall be, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) DLA Piper LLP (US), counsel to the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated such Time of Delivery, with respect to this Agreement, the Registration Statement, the Pricing Disclosure Package, the Prospectus and other related matters as the Underwriters may reasonably request;

(c) Choate Hall & Stewart LLP, counsel to the Company, shall have furnished to the Underwriters their written opinion and letter, each dated such Time of Delivery, in form and substance reasonably satisfactory to the Underwriters;

(d) (i) On the date hereof and also at each Time of Delivery, McGladrey LLP, shall have furnished to the Underwriters a letter or letters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus, each dated the respective date of delivery thereof, in form and substance reasonably satisfactory to the Underwriters; and (ii) on the date hereof and also at each Time of Delivery, Marcum LLP, shall have furnished to the Underwriters a letter or letters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus, each dated the respective date of delivery thereof, in form and substance reasonably satisfactory to the Underwriters;

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(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options or warrants, the issuance of stock options or restricted stock under the Company’s existing equity incentive plans, or the conversion of notes, pursuant to contractual obligations described in the Registration Statement and the Pricing Prospectus) or long-term debt of the Company or the occurrence of any Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the sole judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f) On or after the date hereof there shall not have occurred any of the following: (i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, The NASDAQ Capital Market, the NYSE Amex or in the over-the-counter market by FINRA, or trading in securities generally shall have been suspended on the New York Stock Exchange, The NASDAQ Capital Market, the NYSE Amex or in the over the counter market by FINRA, or a general banking moratorium shall have been established by federal or New York authorities, (ii) a suspension or material limitation in trading in securities generally on The NASDAQ Capital Market, (iii) a suspension or material limitation in trading in the Company’s securities on The NASDAQ Capital Market, (iv) an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the sole judgment of the Representatives, to affect materially and adversely the marketability of the Shares or (v) there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the sole judgment of the Representatives, has materially and adversely affected the Company’s business or earnings and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on The NASDAQ Capital Market;

(h) Each director and executive officer of the Company, in their capacities as such, shall have executed and delivered to the Underwriters a lock-up agreement in form and substance reasonably satisfactory to the Representatives;

(i) The Underwriters shall have received on and as of a date not greater than two business days prior to each Time of Delivery, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in the jurisdictions set forth on Schedule III hereto, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions;

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(j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of each Time of Delivery, as the case may be, prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of each Time of Delivery, as the case may be, prevent the sale of the Shares; and

(k) The Company shall have furnished or caused to be furnished to the Underwriters at such Time of Delivery certificates of officers of the Company, in their capacities as such, satisfactory to the Representatives, as to the accuracy of the representations and warranties of the Company herein, at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Underwriters may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section, and as to such other matters as the Representatives may reasonably request.

8. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or any “free writing prospectus” (as defined in Rule 405 under the Act), or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any Preliminary Prospectus, the Prospectus or any supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or a Non-Prospectus Road Show, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein.

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(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any Preliminary Prospectus, the Prospectus or any supplement thereto, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, however, that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement or compromise of any action or claim effected without its written consent, which consent shall not be unreasonably withheld.

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(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) actually received by the Company, bear to the total underwriting discounts and commissions actually received by the Underwriters, in each case as set forth in the table on the cover page of the Pricing Prospectus and the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the aggregate price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

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9. Termination.

(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their sole discretion, following consultation with the Company, arrange for them or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter, the Representatives does not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representatives’ reasonable opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and/or the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

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10. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or in certificates made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11. Expenses of Termination. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall then have no liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but, if for any other reason this Agreement is terminated, or the transactions contemplated hereby shall not have been consummated due to any of the conditions set forth in Section 7 hereof (other than in Section 7(b)) not having been met, or the Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall have no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Section 6 and Section 8 hereof.

12. Notice. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives on behalf of the Underwriters.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of Canaccord Genuity Inc., 99 High Street, 11th Floor, Boston, MA 02110, Attention: Equity Capital Markets; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in the Master Agreement Among Underwriters, which address will be supplied to the Company by the Representatives on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. Information Provided by the Underwriters. The Company and the Underwriters acknowledge that, for purposes of this Agreement, the statements set forth in the fifth, ninth, tenth and eleventh paragraphs under the heading “Underwriting” in the Pricing Prospectus and the Prospectus constitute the only information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto. In addition, the Company and the Underwriters acknowledge that, for purposes of this Agreement, no information has been furnished in writing to the Company by any Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus or Non-Prospectus Road Show.

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14. Miscellaneous.

(a) This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

(b) Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

(e) The Company and the Underwriters acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

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Execution Version

If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.

Very truly yours,

DATAWATCH CORPORATION

By:	/s/ Michael Morrison
Name: Michael Morrison
Title: President, Chief Executive Officer and Director

Accepted as of the date hereof at Boston, Massachusetts

CANACCORD GENUITY INC.

For itself and on behalf of the

several Underwriters listed

in Schedule I hereto.

By:	/s/ Jennifer Pardi
Name: Jennifer Pardi
Title: Managing Director

WILLIAM BLAIR & COMPANY, L.L.C.

For itself and on behalf of the

several Underwriters listed

in Schedule I hereto.

By:	/s/ Arthur Simon
Name: Arthur Simon
Title: General Counsel

SCHEDULE I

		Number of
		Optional Shares
	Total Number	to be Purchased
	of Firm Shares	if Maximum
	to be Purchased	Option Exercised

Canaccord Genuity Inc.	614,250	92,138
William Blair & Company, L.L.C...	614,250	92,138
Cowen and Company, LLC..	263,250	39,487
Craig-Hallum Capital Group...	263,250	39,487

TOTAL	1,755,000	263,250

SCHEDULE II(a)

Pricing Information Orally Conveyed:

1. Number of Firm Shares: 1,755,000

2. Number of Option Shares: 263,250

3. Aggregate Offering Size: $50,017,500

4. Price per Share: $28.50

5. Pricing Date: February 12, 2014

6. Trading Date: February 13, 2014

7. Closing/Settlement Date: February 19, 2014

SCHEDULE II(b)

None.

SCHEDULE III

None.